Exhibit (5)

           DUANE, MORRIS & HECKSCHER LLP                    NEW YORK, NY
                                                           LONDON, ENGLAND
                 ATTORNEYS AT LAW                            CHICAGO, IL
                                                           WASHINGTON, DC
                 ONE LIBERTY PLACE                        SAN FRANCISCO, CA
            PHILADELPHIA, PA 19103-7396                      BOSTON, MA
                  (215) 979-1000                             ATLANTA, GA
                                                              MIAMI, FL
                        FAX                                WILMINGTON, DE
                  (215) 979-1020                           HARRISBURG, PA
                                                              WAYNE, PA
                www.duanemorris.com                        CHERRY HILL, NJ
                                                             NEWARK, NJ
                                                           WESTCHESTER, NY
                                                            PRINCETON, NJ
                                                           PALM BEACH, FL
                                                            ALLENTOWN, PA
                                                             HOUSTON, TX
                                                             BANGOR, ME



                                    October 31, 2000

The Board of Directors of
Surgical Laser Technologies, Inc.
147 Keystone Drive
Montgomeryville, Pennsylvania   18936

Ladies and Gentlemen:

         We have acted as counsel to Surgical Laser Technologies, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offer and sale by the Company of up to 250,000 shares (the "Shares") of common stock, $.01 par value ("Common Stock"), of the Company pursuant to the Company's 2000 Equity Incentive Plan (the "Incentive Plan").

         As counsel to the Company, we have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement. We have also examined the Company's Restated Certificate of Incorporation and By-Laws, as amended to date, the corporate minutes and other proceedings and records relating to the authorization, sale and issuance of the Shares and such other documents and matters of law as we have deemed necessary or appropriate in order to render this opinion.

         Based upon the foregoing, it is our opinion that each of the Shares, when issued in accordance with the terms and conditions of the Incentive Plan and of any option, or award granted thereunder, will be duly authorized, legally and validly issued and outstanding, fully paid and nonassessable.

         We hereby consent to the use of this opinion in the Registration Statement, and we further consent to the reference to our name under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

                                       Sincerely,

                                       /s/ Duane, Morris & Heckscher LLP